Exhibit 8.1
August 29, 2005
Origen Financial, Inc.
27777 Franklin Road, Suite 1700
Southfield, MI 48034
Attention: Mr. W. Anderson Geater, Jr., CFO

Re:	Material U.S. Income Tax Matters as to the Securities to be Registered Under Registration Statement on Form S-3
Dear Mr. Geater:
     We are acting as counsel to Origen Financial, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on or about August 29, 2005 relating to the proposed public offering by the Company of up to $200,000,000 in aggregate amount of one or more series of (i) debt securities (“Debt Securities”), (ii) shares of the Company’s preferred stock, $.01 par value (the “Preferred Stock”), and (iii) shares of the Company’s common stock, $.01 par value (the “Common Stock” and, together with the Debt Securities and the Preferred Stock, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the Prospectus.
Basis for Opinions
     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on October 7, 2003 and Certificate of Designation filed with the Delaware Secretary of State on December 30, 2003 (together, the “Charter”), (2) the operating agreement of Origen Financial L.L.C., a wholly-owned subsidiary of the Company (the “LLC”), and (3) the Registration Statement The opinions set forth in this letter also are premised on certain written representations of the Company contained in a letter to us of even date herewith (the “Management Representation Letter”).
     We have made such legal and factual inquiries, including an examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of rendering our opinions. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. In addition, to the extent that the representations in the Management Representation Letter contain statements of law or refer to sections of the Code and/or Treasury Regulations, we have explained such laws, Code sections and Treasury Regulations sections to the Company and we are satisfied that the Company understands such laws, Code sections and Treasury Regulations sections and is fully capable of making such statements. Our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.
     In connection with our opinion, we have assumed, with your consent:
(1)	that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company’s Charter, have been and will be performed or satisfied in accordance with their terms;

(2)	the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and

(3)	that the Company and the LLC have been and will continue to be operated in the manner described in the Management Representation Letter.

Opinions
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The Company qualified as a real estate investment trust (“REIT”) under the Code for its taxable years ending through December 31, 2004;
     2. The Company is organized in conformity with the requirements for qualification as a REIT under the Code and, its current method of operation, organization and ownership will enable it to meet the requirements for qualification as a REIT for the current taxable year and for future taxable years; and
     3. The section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.
     However, such section of the Registration Statement is not exhaustive and does not purport to discuss any state or local tax considerations or all possible U.S. federal income tax considerations of the purchase, ownership and disposition of the Securities. In addition, the Company’s qualification and taxation as a REIT under the Code will depend upon the Company’s ability to meet, through actual operating results, distribution levels, diversity of stock ownership, and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us, and accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for REIT qualification. In addition, there can be no assurance that the courts or the IRS will agree with this opinion.
     Other than as expressly stated above, we express no opinion on any issue relating to the Company or under any other law.
     This opinion is being furnished to the Company in connection with the Registration Statement so that the Company may comply with its obligations under the Federal securities laws.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement under the heading “LEGAL MATTERS.” In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,
JAFFE, RAITT, HEUER & WEISS
Professional Corporation
/s/ Jaffe, Raitt, Heuer, & Weiss, Professional Corporation